OMNIBUS AMENDMENT TO COMPENSATION AND BENEFIT PLANS
The purpose of this Omnibus Amendment of Compensation and Benefit Plans (this “Omnibus Amendment”) is to amend the Plans (as defined below) to reflect the merger (the “Reincorporation Merger”) of Scientific Games Corporation, a Delaware corporation (“Parent”) into SG Nevada Merger Company, a Nevada corporation and a wholly-owned subsidiary of Parent (the “Corporation”), with the Corporation as the surviving corporation and, as the legal successor to Parent and assignee of all Parent’s rights and obligations under the Plans and the surviving sponsor of the Plans under the name “Scientific Games Corporation, a Nevada corporation”. This Omnibus Amendment shall be effective upon the effective time of the Reincorporation Merger (the “Effective Time”), which shall be upon the effective time of the filing of articles of merger with the Office of the Secretary of State of Nevada (the “Articles of Merger”) and a certificate of merger with the Office of the Secretary of State of Delaware (the “Certificate of Merger”).
W I T N E S S E T H:
WHEREAS, as a result of the Reincorporation Merger, by operation of law, the Corporation will, upon the Effective Time, assume, and become the sponsor of, the compensation and benefit plans, programs, agreements and arrangements currently sponsored and maintained by Parent, including the compensation and benefit plans, programs, agreements and arrangements listed on Schedule I hereto (collectively, the “Plans”); and
WHEREAS, following the Effective Time, the Corporation intends to maintain each of the Plans for the benefit of its directors, employees and consultants; and
WHEREAS, each Plan provides, pursuant to the applicable provision indicated next to such Plan on Schedule I hereto, that the sponsor of the applicable Plan or the Board of Directors of such sponsor may amend such Plan as provided herein; and
NOW, THEREFORE, each of the Plans shall be amended, effective as of the Effective Time, as follows:

1.
For the avoidance of doubt, each reference to “Scientific Games Corporation” shall refer to the Corporation, as it may be renamed from time-to-time, as the legal successor to Parent and as the sponsor of such Plan;

2.
For the avoidance of doubt, each reference to the “Board of Directors” or the “Compensation Committee of the Board of Directors” shall refer to the Board of Directors of the Corporation or the Compensation Committee of the Board of Directors of the Corporation, as applicable;

3.	Each reference to “the Company’s Class A Common Stock, $.01 par value”, or similar term, shall be replaced with “the Company’s Common Stock, $.001 par value”; and

4.
Each reference to the sponsor of such Plan being a “Delaware corporation” or “incorporated in the State of Delaware” and each phrase of similar meaning shall be replaced with “Nevada corporation” or “incorporated in the State of Nevada” or a corresponding phrase of similar meaning, as applicable; and

5.	Each reference to the laws of any state in the United States shall be replaced with a reference to Nevada law.

SCHEDULE I

Plans

1.	The Scientific Games Corporation 2003 Incentive Compensation Plan, as amended and restated June 10, 2015 (the “2003 Plan”), and any awards granted thereunder ((Section 10(e) of the 2003 Plan).

2.
The Inducement Equity Award Agreement between Scientific Games Corporation and Kevin Sheehan, dated as of August 10, 2016, granting to Mr. Sheehan 67,370 restricted stock units, 133,717 stock options and 133,717 performance-conditioned stock options (Section 6(a)).

3.
The Inducement Equity Award Agreement between Scientific Games Corporation and each of Kevin Sheehan, dated as of August 10, 2016, granting to Mr. Sheehan 400,000 performance-conditioned restricted stock units (Section 7(a)).

4.	The Inducement Equity Award Agreement between Scientific Games Corporation and Michael Gavin Isaacs, dated as of June 9, 2014 (Section 6(a)).

5.	The 1995 Equity Incentive Plan, as amended (the “1995 Plan”), and any awards granted thereunder (Section 9 of the 1995 Plan).

6.	The Scientific Games Corporation 2016 Employee Stock Purchase Plan (Section 18(a)).

7.	The Scientific Games Corporation 401(k) Plan.

8.	The Scientific Games Corporation Nonqualified Deferred Compensation Plan (Article VIII).

9.	The Asia-Pacific Business Incentive Compensation Program (the Section entitled “Amendments; Waivers”).